EXHIBIT 10.58

FIRST AMENDMENT OF LEASE

THIS FIRST AMENDMENT OF LEASE is made this 19th day of December, 2006 , by and between RB KENDALL FEE, LLC (“Landlord”) and CEQUENT PHARMACEUTICALS, INC., having a mailing address at 124 Mt Auburn St., Suite 200 N; Cambridge, MA 02138 (“Tenant”).

R E C I T A L S:

A. Reference is made to an Indenture of Lease dated December 19, 2006, by and between Landlord and Tenant (the “Lease”) demising approximately 4,629 s.f. of rentable square feet of space on a portion of the first floor of the Building 600/700 at One Kendall Square, Cambridge, Massachusetts. Capitalized terms used but not defined herein shall have the same meaning as in the Lease.

B. Landlord and Tenant are the current holders, respectively, of the lessor’s and lessee’s interests in the Lease.

C. Landlord and Tenant now desire to amend the Lease as set forth herein.

A G R E E M E N T S:

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

1. The Premises demised under the Lease shall include an area on the lower lever of the Building containing approximately 456 rentable square feet of space as shown as the crosshatched area on the plan attached hereto as Exhibit A-l (the “Basement Space”). Tenant agrees that it is taking the Basement Space “as-is”, in the condition in which the Basement Space is in as of the date hereof, without any obligation on the part of Landlord to prepare or construct the Basement Space for Tenant’s occupancy and without any warranty or representation by Landlord as to the condition of the Basement Space or its fitness for any use or purpose.

2. The Basement Space shall be subject to all of the terms and conditions of the Lease expect that the square footage of the Basement Space shall not be considered in determining Tenant’s Proportionate Common Area Share, Tenant’s Proportionate Building Share, the Yearly Rent or the Monthly Payment.

3. In all other respects the Lease shall remain unmodified and shall continue in full force and effect, as amended hereby. The parties hereby ratify, confirm, and reaffirm all of the terms and conditions of the Lease, as amended hereby.

IN WITNESS WHEREOF the parties hereto have executed this First Amendment of Lease on the date first written above in multiple copies, each to be considered an original hereof, as a sealed instrument.

LANDLORD: RB KENDALL FEE, LLC, a Delaware limited liability company		TENANT: CEQUENT PHARMACEUTICALS, INC. a Delaware corporation

By:	/s/ Robert L. Beal	By:	/s/ Peter D. Parker
	Robert L. Beal, its authorized signatory		Name:	Peter D. Parker
			Title:	President

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